UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                            AMENDMENT #4 TO
                               FORM SB-2
                     REGISTRATION NO.: 333-125695

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          NOVA RESOURCES INC.
                       ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                  1000                  Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number)   Identification No.)
incorporation or
organization)

                               Nova Resources Inc.
                        Alexander James Craven, President
                              102 West One Panorama
                              18 Fitzwilliam Street
                            Sheffield, England S1 4JQ
                           Telephone: 44-796-817 1519
                           Facsimile: 44-870-130 0806
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

Copies to:              Batcher, Zarcone, Baker, LLP
                             Attorneys At Law
                        4190 Bonita Road, Suite 205
                          Bonita, California 91902
                          Telephone: 619-475-7882
                          Facsimile: 619-789-6262

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd, Suite 300
                            Las Vegas, Nevada, 89128
                             Telephone: 702-562-4091
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $570,000         $0.10           $570,000     $67.09
-----------------------------------------------------------------------

(1) Based on the last sales price on January 31, 2005
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated March 9, 2006

                                   PROSPECTUS
                               NOVA RESOURCES INC.
                                5,700,000 SHARES
                                  COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there is no guarantee that our stock will be quoted for trading on the OTC Bulletin Board. We have not had any discussions with market makers regarding the quotation of our securities on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: March 9, 2006

                                Table Of Contents
                                                                            PAGE
Summary ....................................................................  6
Risk Factors ...............................................................  7
  -  If we do not obtain additional financing, our business
     will fail .............................................................  7
  -  Because we have not commenced business operations, we face a high risk of business failure .......................................  8
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail .............................................................  8
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern.............................  8
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ....................................  9
  -  Even if we discover commercial reserves of precious metals on the Tryme Property, we may not be able to successfully
     obtain commercial production ..........................................  9
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ...................................................  9
  -  Because our sole director has no business management
     experience and no technical experience in mineral
     exploration, our business has a higher risk of failure.................  9
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ......................................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .......................  9
  -  We will incur  significant  costs in complying with  reporting obligations following the effective date of our registration statement.
     Our financial position will suffer as a result......................... 10
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ................................................. 10
Use of Proceeds ............................................................ 11
Determination of Offering Price ............................................ 11
Dilution ................................................................... 11
Selling Securityholders .................................................... 11
Plan of Distribution ....................................................... 15
Legal Proceedings .......................................................... 17
Directors, Executive Officers, Promoters and Control Persons...............  17
Security Ownership of Certain Beneficial Owners and Management.............  18
Description of Securities .................................................. 19
Interest of Named Experts and Counsel ...................................... 20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................. 20
Organization Within Last Five Years ........................................ 20
Description of Business .................................................... 21
Plan of Operations ......................................................... 25
Description of Property .................................................... 26
Certain Relationships and Related Transactions ............................. 26
Market for Common Equity and Related Stockholder Matters ................... 27
Executive Compensation ..................................................... 28
Financial Statements ....................................................... 29
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................................ 47

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset, known as the Tryme property, which is located in Thistlewaite Lake in the southern Northwest Territories of Canada. Pursuant to a Mineral Property Purchase Agreement dated January 25, 2005, we acquired a 100% undivided right, title and interest in and to the property. The owner of the Tryme property and the grantor of the purchase is Max Braden of Yellowknife, Northwest Territories.

Our objective is to conduct mineral exploration activities on the Tryme property in order to assess whether it possesses economic reserves of gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on November 4, 2004 under the laws of the state of Nevada. Our principal offices are located at 152 Howard Road, Walkley, Sheffield, England, S63 RX. Our telephone number is 44-783-481-0737.

The Offering:

Securities Being Offered Up to 5,700,000 shares of common stock.

Offering Price               The selling shareholders will sell  our  shares  at
                             $0.10 per share until our shares  are quoted on the
                             OTC Bulletin Board, and  thereafter  at  prevailing
                             market  prices  or  privately   negotiated  prices.
                             However, there is no guarantee that our stock will be quoted for trading on the OTC Bulletin Board. We have not had any discussions with market makers regarding the quotation of our securities on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will  determine  when  and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The   offering  will  conclude   when  all  of  the
                             5,700,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             8,200,000 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of  the  common  stock  to  be   sold   under  this
                             prospectus  will be  sold by existing shareholders.

Useof Proceeds               We will not receive any  proceeds  from the sale of
                             the common stock by the selling shareholders.


Summary Financial Information

Balance Sheet
                                 November 30, 2005      February 28, 2005
                                  (unaudited)                (audited)

Cash                               $20,226                   $40,279
Total Assets                       $20,226                   $40,279
Liabilities                         $8,328                    $9,200
Total Stockholders' Equity         $11,898                   $31,079

Statement of Operations

                              From Incorporation on
                       November 4, 2004 to November 30, 2005

Revenue                           $     0
Net Loss and Deficit             ($44,752)

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Tryme property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Tryme property. While we have sufficient funds to conduct the phase two exploration program on the property with an estimated budget of $10,000, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Tryme property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. We anticipate that any additional financing requirements will be satisfied through the sale of our stock or director loans from Mr. Craven's personal and family funds. Obtaining additional financing would be subject to a number of factors, including the market price for gold, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Tryme property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 4, 2004 and to date have been involved primarily in organizational activities and the acquisition of the purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral property containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Tryme property does not contain any reserves and funds that we spend on exploration will be lost. The Tryme prospect may never develop reserves that reach the levels specified in the Securities & Exchange Commission's Industry Guide 7. As a result, funds that we expend on exploration may never be recovered.

As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.


WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended February 28, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have an accumulated deficit since inception, we are likely to incur further losses in the development of our business and that we are dependent upon obtaining adequate financing and generating profitable operations.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE TRYME PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Tryme property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR SOLE DIRECTOR HAS NO BUSINESS MANAGEMENT EXPERIENCE AND NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director does not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. He also does not have any experience in running a business. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience in mining or business operations, our director may not be fully aware of the specific requirements related to working in this industry and standard business practices and requirements. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Alexander Craven only spends approximately 20% of his business time providing his services to us. While Mr. Craven presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Craven from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE ARE NOT OBLIGATED TO QUALIFY OUR STOCK FOR RESALE UNDER APPLICABLE STATE SECURITIES LAWS, OUR SHAREHOLDERS MAY INCUR COSTS IN QUALIFYING STOCK FOR RESALE OR DETERMINING WHETHER STOCK SALES ARE EXEMPT FROM STATEMENT SECURITIES REQUIREMENTS.

We have not taken any steps to ensure that the selling shareholders may resell their shares in any particular state. Each selling shareholder shall be responsible for determining whether a resale of the shares is exempt from state securities registration requirements or for any filing or disclosure requirements.

WE WILL INCUR SIGNIFICANT COSTS IN COMPLYING WITH REPORTING OBLIGATIONS FOLLOWING THE EFFECTIVE DATE OF OUR REGISTRATION STATEMENT. OUR FINANCIAL POSITIION WILL SUFFER AS A RESULT.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the Securities & Exchange Commission including financial statements. In order to comply with these obligations, we expect to incur significant accounting, audit and legal costs that will cost us approximately $20,000 per year and will negatively impact our financial position.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there is no guarantee that our stock will be quoted for trading on the OTC Bulletin Board. We have not had any discussions with market makers regarding the quotation of our securities on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 5,700,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral property purchase agreement. The shares include the following:

1. 2,400,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 6, 2004;

2. 3,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 19, 2005;

3. 100,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 31, 2005.

The purchase price of our shares increased from $0.001 to $0.01 from December 6, 2004 to January 19, 2005 due to our adoption of a business plan to acquire an interest in a mineral property for exploration purposes. The purchase price of our shares increased from $0.01 to $0.10 from January 19, 2005 to January 31, 2005 due to our acquisition of an interest in the Tryme mineral property.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;

  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                      Shares Owned        Selling               Completion       Completion
Selling                      Prior To This       Shareholders          Of This          Of This
Stockholder                  Offering            Account               Offering         Offering
---------------------------------------------------------------------------------------------------
Anthony M. Killarney
Sylvana Little Warlet
Hall Lane
Brentwood, Essex
United Kingdom, CM13 3EX      400,000              400,000                   Nil           Nil

Grant Connors
82 Lake Rise
Romford, Essex
United Kingdom, RM1 4EE       400,000              400,000                   Nil           Nil

Sara Jane Allison
Wuatt House, Pavillon Dr.
Oundle, Petersborough
United Kingdom, PE8 4JJ       400,000              400,000                   Nil           Nil

Paul Watson
193 Hersham Road
Walton-On-Thames, Surrey
United Kingdom, KT12 5NR      400,000              400,000                   Nil           Nil

Clare Booth
43A Becketts Lane
Great Boughton, Chester
United Kingdom, CH3 5RP       400,000              400,000                   Nil           Nil


Patrick Sweeney
16 Bingham Court
Graham Road, Sheffield
United Kingdom, S10 3D2       400,000              400,000                   Nil           Nil

Damien Sean Kaighin
12 Paddock Drive
Sunnyside, Rotherham
United Kingdom, S66 3ZE       200,000              200,000                   Nil           Nil

Robert Andrew Chapman
5 Riverside, Calver Road
Baslow, Bakewell
United Kingdom, DE4 S1RR      200,000              200,000                   Nil           Nil

                                      -12-

                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                      Shares Owned        Selling               Completion       Completion
Selling                      Prior To This       Shareholders          Of This          Of This
Stockholder                  Offering            Account               Offering         Offering
---------------------------------------------------------------------------------------------------

Kerrie Victoria Kurlandzki
8 Harewood Grove
Bramley, Rotherdam
United Kingdom, S66 3RW       100,000              100,000                   Nil           Nil

Lisa Jayne Driffill
6 Woodhall Rise
Swinton, Mexborough
United Kingdom, S64 8TN       150,000              150,000                   Nil           Nil

Ian George Ashmore
11 Elsham Close
Bramley, Rotherdam
United Kingdom, S66 0XZ       200,000              200,000                   Nil           Nil

Bernadette Mary Jones
31 Anson Way
Walsgrave, Coventry
United Kingdom, CU2 2LP       150,000              150,000                   Nil           Nil

Robert John Smith
2 The Copse
Bramley, Rotherdam
United Kingdom, S66 3TB       100,000              100,000                   Nil           Nil

Alexander Mannion
140 Ravencar Road
Eckington, Sheffield
United Kingdom, SZ1 4JN       100,000              100,000                   Nil           Nil

Emma Jane Barnsley
2 Clayton Crescent
Waterthorpe, Sheffield
United Kingdom, S20 7HN       150,000              150,000                   Nil           Nil

Justin Smith
136 Meadowhead
Woodseats, Sheffield
United Kingdom, S8 7UF        200,000              200,000                   Nil           Nil

Matthew Thomas
Flat 7 Foster
Riverside Exchange, Sheffield
United Kingdom, S3 8ND        150,000              150,000                   Nil           Nil

Catherine Ann Carter
9 Providence Road
Walkey, Sheffield
United Kingdom, S6 5BD        150,000              150,000                   Nil           Nil

                                      -13-

                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                      Shares Owned        Selling               Completion       Completion
Selling                      Prior To This       Shareholders          Of This          Of This
Stockholder                  Offering            Account               Offering         Offering
---------------------------------------------------------------------------------------------------

Wayne Smith
76 Briery Walk
Ravenfield, Rotherham
United Kingdom, S61 4QX       100,000              100,000                   Nil           Nil

Nicholas Steven Howard
3 Bishop Burton Road
Cherry Burton, East Yorkshire
United Kingdom, MU1 77RW      150,000              150,000                   Nil           Nil

Andrew James Clark
30 Elsham Close
Bramley, Rotherham
United Kingdom, S66 3XZ       150,000              150,000                   Nil           Nil

Wesley Thornton
2 Windsor Close
Bramley, Rotherham
United Kingdom, S66 3RS       100,000              100,000                   Nil           Nil

Brian Walton
44 The Grove
Wheatley Hills, Doncaster
United Kingdom, DN2 5SD       100,000              100,000                   Nil           Nil

Ian Douglas Parks
47 Redrock Road
Bramley, Rotherham
United Kingdom, S60 3JN       150,000              150,000                   Nil           Nil

Samantha Carol Gall
151 Wickersley Road
Bramley, Rotherham
United Kingdom, S60 4JN       100,000              100,000                   Nil           Nil

Philip George Wright
Ridletlodge, Main Street
Little Brington, Northampton
United Kingdom, NN7 4MS       200,000              200,000                   Nil           Nil

Robyn Elizabeth Vardey
255 Worrygoose Lane
Whiston, Rotherham
United Kingdom, S60 4EG       150,000              150,000                   Nil           Nil

Matthew John Worrall
368 Herringthorpe Valley Road
Bramley, Rotherham
United Kingdom, S60 4LA       150,000              150,000                   Nil           Nil

                                      -14-

                                                 Total Number
                                                 Of Shares To          Total Shares     Percent
                                                 Be Offered For        Owned Upon       Owned Upon
Name Of                      Shares Owned        Selling               Completion       Completion
Selling                      Prior To This       Shareholders          Of This          Of This
Stockholder                  Offering            Account               Offering         Offering
---------------------------------------------------------------------------------------------------
Marcus James Couatt
7 Troutbeck Grove
Littleover, Derby
United Kingdom, DE23 3XT       20,000               20,000                   Nil           Nil

Oliver Geoffrey Wilson
Westward, Sudeley Lodge
Winchcombe, Cheltenham
United Kingdom, GLS4 5JB       20,000               20,000                   Nil           Nil

Rachel Elizabeth Neve
3 Collingwood Close
Horsham, West Sussex
United Kingdom, RM12 2QP       20,000               20,000                   Nil           Nil

Alan McHugh
The Leopard
1 West Street
Sprotborough, Doncaster
United Kingdom, DN1 3AA        20,000               20,000                   Nil           Nil

Heather Brown
45 Melton Road
Sprotborough, Doncaster
United Kingdom, DN5 7AQ        20,000               20,000                   Nil           Nil

The above shareholders are friend or   business  associates  of  our  president,
Mr. Alexander Craven.

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,200,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there is no guarantee that our stock will be quoted for trading on the OTC Bulletin Board. We have not had any discussions with market makers regarding the quotation of our securities on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $25,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

"Blue Sky" Laws

"Blue Sky" refers to state laws that regulate the offer and sale of securities, as well as registration and reporting requirements. These laws vary from state to state. Before a security may be sold in a state, there must be a registration in place to cover the transaction, or an available exemption from registration.

We have not taken any steps to ensure that the selling shareholders may resell their shares in any particular state. Each selling shareholder shall be responsible for determining whether a resale of the shares is exempt from state securities registration requirements or for any filing or disclosure requirements. Selling shareholders may also sell their shares in foreign jurisdictions provided that they comply with securities laws of the jurisdiction in question.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd, Suite 300, Las Vegas, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Alexander James Craven           23

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Alexander James Craven           23             President, CEO
                                                Secretary, Treasurer
                                                and Director

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Alexander James Craven has acted as our President, CEO, Secretary and Treasurer since our incorporation on November 4, 2004. From 1995 to 2002, Mr. Craven acted as a part-time accounting consultant to Swiss Financial Services Company, a Geneva based money management company. This employment was arranged by his father, who was also an employee of the company during this time. From 1995 to 2000, Mr. Craven's duties, which he performed in England and Switzerland, included general filing and sorting company archives. In 2000, his duties expanded to include general accounting, bookkeeping, developing working practices and systems, preparing computerized systems and website design.

From September 2001 to January 2002, Mr. Craven provided full-time marketing, website design and video conferencing services to ITCC, a private company in Batley, West Yorkshire, England. From February 2003 to September 2003, he was employed as a management accountant with Mahony Green and Co. Accountants based in Worksop, Nottinghamshire. Since September 2003, Mr. Craven has been enrolled as a student in the economics department at the University of Sheffield in England. Mr. Craven does not hold any degrees or professional designations in accounting or computer systems.

Mr. Craven does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Craven intends to devote approximately 20% of his business time to our affairs.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by the board of directors and will hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
-------------------------------------------------------------------------

Common         Alexander James Craven           2,500,000      30.49%
Stock          President, CEO
               Secretary and Treasurer
               Director
               17 Kingfisher Walk
               Workshop, Notts
               United Kingdom, S81 8TQ

Common         All officers and directors       2,500,000     30.49%
Stock          as a group that consists of      shares
               one person

The percent of class is based on 8,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 9, 2006, there were 8,200,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interest Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher, Zarcone & Baker, LLP, our legal counsel, has provided an opinion on the validity of our common stock.

The February 28, 2005 financial statements included in this prospectus and the registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a property for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on November 4, 2004 under the laws of the state of Nevada. On that date, Alexander James Craven was appointed as our director. As well, Mr. Craven was appointed as our president, CEO, secretary and treasurer.

                             Description Of Business

In General

We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% undivided right, title and interest in and to a mineral claim known as the Tryme property. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the Tryme property in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that an economic mineral deposit exists on the Tryme property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Tryme property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Tryme property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

The Tryme property is without known reserves and our proposed programs for the property are purely exploratory in nature. We have not retained anyone to conduct further exploration on the Tryme property.

Description, Location and Access

The Tryme Mineral property is located near Cross Lake, five miles south of Thistlewaite Lake in the southern region of the Northwest Territories, Canada, approximately 80 miles northeast of the city of Yellowknife at approximately Latitude 63(0)05"N and Longitude 113(0)30'W. The property is accessible by float plane to Gordon Lake or by helicopter. Facilities and skilled population base at Yellowknife are readily available and will provide all the necessary services needed for property exploration.

Sub Artic alder and white lodge pine intermixed with tundra bogs grow throughout the area and good rock exposure is found along the lake shores. Winters are cold with generally medium snowfall accumulations and summers are temperate with adequate precipitation.

Tryme Mineral Property Purchase Agreement

On January 25, 2005, we entered into an agreement with Max Braden of Yellowknife, Northwest Territories, whereby he sold a 100% undivided right, title and interest in and to the Tryme mineral claim for $7,000. The purchase price for the property was determined by negotiation between us and Mr. Braden.

The Tryme property consists of one mineral claim comprising 1,112 acres. It is recorded under claim number F81799. The claim was created on May 28, 2003 and is in good standing until May 28, 2006. This means that the claim will expire on May 28, 2006 unless we complete at least $200 worth of exploration work on the claim by that date. If this required exploration work is incurred, then the deadline is extended to May 28, 2007. In subsequent years, we must spend at least $200 on the claim to extend the expiry date.

Infrastructure and Condition of the Property

The Tryme property is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Tryme claim.

Mineralization

The Tryme property has gold mineralization associated with quartz veins and disseminated sulphides that consist of pyrite, galena and sphalerite. A vein is a mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock. Veins containing quartz, a mineral composed of silicon and oxygen, are often associated with gold mineralization.

Disseminated sulphides are occurrences of rock containing small particles of valuable minerals that are distributed uniformly through the ore material. Sulphides, compounds containing sulphur and one additional element, are often associated with precious metals such as gold and base metals such as zinc. Pyrite is a combination of iron and sulphur, more commonly known as fool's gold. Galena is a sulphide mineral of lead, while sphalerite is a sulphide mineral of zinc.

Exploration History

During the 1940's, the Tryme property was drilled by junior mineral exploration companies. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content. No recorded results of this exploration are available.

Treminco Explorations Canada Ltd. conducted programs of limited geological mapping during 1986. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Treminco Explorations Canada Ltd. did not conduct any follow up exploration work on the Tryme property following the mapping.

No other detailed exploration has been completed on the Tryme property since the 1940's.

Geological Assessment Report: Tryme Property

We commissioned Mr. Glen Macdonald to prepare a geological report on the Tryme property. Mr. Macdonald holds bachelor degrees in economics and geology from the University of British Columbia and has practiced his profession as a geologist for over 28 years. He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Association of Professional
Engineers and Geoscientists of the Province of British Columbia. The report summarizes the results of prior exploration and makes recommendations for further exploration.

Conclusions

In his report, Mr. Macdonald concludes that the Tryme property has the potential to host significant amounts of mineralization and that further exploration of the property is warranted.

Mr. Macdonald recommends a two phase exploration program to further delineate the mineralized system currently recognized on the Tryme property.

The program would consist of air photo interpretation of the structures, a geological review, and geophysical surveying using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional survey. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One

Geological and Air photo review                      $5,000.00
                                                     ---------
Total Phase I Costs:                                 $5,000.00


Phase Two

Detailed Geographical Mapping                        $3,200.00
Geophysical Surveying                                $4,000.00
Assaying                                             $1,000.00
Helicopter support (1.5 Hours @ $1,200/hour)         $1,800.00
                                                    ----------
Total Phase II Costs:                               $10,000.00

Grand Total Exploration Costs:                      $15,000.00
                                                    ==========

The above budgets are provided in Canadian dollars. On February 24, 2006, the exchange rate in effect for Canadian dollars exchanged for United States dollars, expressed in terms of Canadian dollars was $1.1520. This exchange rate is based on the noon buying rates in New York City, for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York.

We have completed the phase one exploration program on the Tryme property. As part of the program, we re-sampled several old trenches on the property and confirmed the presence of gold. Our consulting geologist gathered five grab samples from the property that were analyzed for mineral content.

Subject to availability, we intend to retain Glen Macdonald to oversee the phase
two exploration program on the Tryme property. However, we do   not   have   any
written agreement with Mr. Macdonald in this regard.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Northwest Territories specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

 -        Water discharge will have to meet water standards;

 -        Dust generation will have to be minimal or otherwise re-mediated;

 - Dumping of material on the surface will have to be re-contoured and re-vegetated;

 - An assessment of all material to be left on the surface will need to be environmentally benign;

 -        Ground water will have to be monitored for any potential contaminants;

 - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

 - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                        Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase two exploration program on the Tryme property. We anticipate that the cost of this program will be $10,000. We anticipate commencing the phase two program in the spring of 2006 and completing it within two months of commencement. We have not retained a geologist to conduct this exploration work.

In the next 12 months, we also anticipate spending an additional $40,000 on administrative expenses, including approximately $20,000 in fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $50,000. We have the cash on hand necessary to cover anticipated costs of the phase two exploration program.

We will require additional funding in order to cover all of our anticipated administrative expenses and to proceed with additional exploration work on the property beyond the first two recommended phases. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or director loans from Mr. Craven's personal and family funds. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through November 30, 2005

We have not earned any revenues from our incorporation on November 4, 2004 to November 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Tryme property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $44,752 for the period from our inception on November 4, 2004 to November 30, 2005. These operating expenses were comprised of $461 in bank charges, $2,760 for filing fees, $5,830 in legal fees, $6,500 for donated management fees, $12,000 for mineral property costs, $1,500 for organizational costs, $3,350 for donated office and miscellaneous costs and $12,351 for accounting and audit fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We do not possess any interest in real property. Our interest in the Tryme mineral claim only provides us with the right to explore for and extract minerals from the property area.

             Certain Relationships And Related Transactions

Our president, Mr. Alexander James Craven, provides management services and office premises to us free of charge. From our inception on November 4, 2004 to November 30, 2005, the donated management services were valued at $6,500 and the donated office premises were valued at $3,350. These amounts were charged to operations. Mr. Craven does not expect these amounts to be repaid.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;

  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole  promoter,  Alexander  James Craven;
  *  Any member of the immediate family of any of the foregoing persons.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  34  registered
shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public after November 11, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 82,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on November 4, 2004 to November 30, 2005 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock    SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Alexander   Pres. 2005 $0    0    0       0        0       0     0
James       CEO
Craven      Sec.
            Tres.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Craven. We do not pay him any amount for acting as director.

Financial Statements

Index to Financial Statements:

1. Audited financial statements for the period ending February 28, 2005, including:

  a. Report of Independent Registered Public Accounting Firm;

  b. Balance Sheet;

  c. Statement of Operations;

  d. Statement of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to the Financial Statements

2. Unaudited financial statements for the period ending November 30, 2005, including

  a. Interim Balance Sheets;

  b. Interim Statements of Operations;

  c. Interim Statements of Cash Flows;

  d. Interim Statement of Stockholders' Equity; and

  e. Notes to the Interim Financial Statements

                              NOVA RESOURCES, INC.

                        (A Pre-exploration Stage Company)

                              FINANCIAL STATEMENTS

                                February 28, 2005

                             (Stated in US Dollars)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Nova Resources Inc.
(A Pre-exploration Stage Company)

We have audited the accompanying balance sheet of Nova Resources Inc. (A Pre-exploration Stage Company) as of February 28, 2005 and the related statements of operations, cash flows and stockholders' equity for the period from November 4, 2004 (Date of Incorporation) to February 28, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Nova Resources Inc. as of February 28, 2005 and the results of its operations and is cash flows for the period from November 4, 2004 (Date of Incorporation) to February 28, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans in regard to their planned financing and other matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                          /s/ Amisano Hanson
April 7, 2005                                              Chartered Accountants

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                February 28, 2005
                             (Stated in US Dollars)

                                                         ASSETS
Current
    Cash                                                                                               $         40,279
                                                                                                       ================
                                                       LIABILITIES
Current
    Accounts payable and accrued liabilities                                                           $          8,400
    Advance payable                                                                                                 800
                                                                                                       ----------------
                                                                                                                  9,200
                                                  STOCKHOLDERS' EQUITY
Capital stock
    Authorized:
      75,000,000 common shares, par value $0.001 per share
    Issued and outstanding:
      8,200,000 common shares                                                                                     8,200
Additional paid in capital                                                                                       38,700
Contributed surplus - Note 4                                                                                      3,000
Deficit accumulated during the pre-exploration stage                                                            (18,821)
                                                                                                       ----------------

                                                                                                                 31,079

                                                                                                       $         40,279
Nature and Continuance of Operations - Note 1
Subsequent Event - Note 9

                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
  for the period November 4, 2004 (Date of Incorporation) to February 28, 2005,
                             (Stated in US Dollars)
                              --------------------

Expenses
    Accounting and audit fees                      $         5,600
    Bank charges                                               221
    Filing                                                     200
    Legal fees                                               1,300
    Management fees - Note 4                                 2,000
    Mineral property costs                                   7,000
    Organization costs                                       1,500
    Rent - Note 4                                            1,000
                                                   ---------------

Net loss for the period                            $       (18,821)
                                                   ===============

Basic and diluted loss per share                   $         (0.00)
                                                   ===============

Weighted average number of shares outstanding            5,486,466
                                                   ===============


                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
  for the period November 4, 2004 (Date of Incorporation) to February 28, 2005,
                             (Stated in US Dollars)
                              --------------------

Cash Flows used in Operating Activities
    Net loss for the period                                                                        $        (18,821)
    Non-cash administration expense                                                                           3,000
    Change in non-cash working capital balance related to operations
       Accounts payable and accrued liabilities                                                               8,400
       Advances payable                                                                                         800
                                                                                                   ----------------

Net cash used in operating activities                                                                        (6,621)
                                                                                                   ----------------

Financing Activity
    Issuance of common shares                                                                                46,900
                                                                                                   ----------------

Increase in cash during the period and cash, end of period                                         $         40,279
                                                                                                   ================

Supplemental disclosure of cash flow information Cash paid for:
       Interest                                                                                    $              -
                                                                                                   ================

       Income taxes                                                                                $              -
                                                                                                   ================

Non-cash Transactions - Note 8



                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
  for the period November 4, 2004 (Date of Incorporation) to February 28, 2005,
                             (Stated in US Dollars)
                              --------------------

                                                                                                        Deficit
                                                                                                      Accumulated
                                                                          Additional                  During the
                                                 Common Shares            Paid-in     Contributed    Pre-exploration
                                      ----------------------------------
                                          Number       Par Value          Capital       Surplus           Stage             Total
                                          ------       ---------          -------       -------           -----             -----
Capital stock issued for cash
                       - at $0.001      4,900,000  $      4,900   $            -  $          -  $              -   $        4,900
                       - at $0.01       3,200,000         3,200           28,800             -                 -           32,000
                       - at $0.10         100,000           100            9,900             -                 -           10,000
Donated services and rent                       -             -                -         3,000                 -            3,000
Net loss for the period                         -             -                -             -           (18,821)         (18,821)
                                    ---------------  --------------   -------------- --------------  ----------------   ----------
Balance, February 28, 2005              8,200,000  $      8,200   $       38,700  $      3,000  $        (18,821)  $       31,079
                                    ===============  ==============   ============== ==============  ================   ==========


                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                February 28, 2005
                             (Stated in US Dollars)

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on November 4, 2004 and is in the pre-exploration stage. The Company has acquired a mineral property located in the Northwest Territories, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $18,821 since inception and has yet to achieve profitable operations. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may no be necessary should the Company be unable to continue as a going concern.

              The Company plans to obtain additional financing by loans from its director and president, however, there is no guarantee that additional funds will be received. The Company may also solicit loans from other non-affiliated individuals, however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favorable to the Company. The Company may also obtain additional financing by the sale of its common stock, however, the Company is not publicly listed nor is its stock currently quoted or traded and currently there are no plans for the sale of common stock. There can be no assurance that such additional funding will be available on acceptable terms, if at all.

              The Company's year-end is February 28.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

Note 2        Summary of Significant Accounting Policies - (cont'd)

              The financial  statements  have,  in  management's  opinion,  been
              properly   prepared   within  the  framework  of  the  significant
              accounting policies summarized below:

              Pre-exploration Stage Company
              -----------------------------
              The Company complies with Financial Accounting Standard Board Statement No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

              Mineral Property
              ----------------
              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Foreign Currency Translation
              ----------------------------
              The Company's functional currency is the Canadian dollar. The Company uses the United States of America dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the Statement of Financial Accounting ("FAS") No. 52.

              Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders' Equity, if applicable.

              Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Financial Instruments
              ---------------------
              The carrying value of cash, accounts payable and accrued liabilities and advance payable approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Income Taxes
              ------------
              The Company uses the assets and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, ("SFAS") No. 109 "Accounting for Income Taxes". Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share
              --------------------------------
              The Company reports basic loss per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided, as it would be anti-dilutive.

Note 3        Mineral Property
              ----------------
              Tryme Claim
              -----------
              The  Company  acquired a 100%  interest in one claim unit known as
              Tryme   Claim,   located   approximately   five  miles   south  of
              Thistlewaite Lake in the southern Northwest Territories, Canada, for $7,000.

Note 4        Related Party Transactions
              --------------------------
              The President and director of the Company has provided management services and office premises at no charge. The fair value of these services has been recorded as contributed surplus as follows:

              Management fees                             $        2,000
              Rent                                                 1,000
                                                          --------------
                                                          $        3,000

              The director of the Company purchased 2,500,000 common shares of the Company at $0.001 per share totalling $2,500.

Note 5        Deferred Tax Assets
              -------------------
              The significant components of the Company's deferred tax assets are as follows:

                                                                February 28,
                                                                   2005

             Deferred Tax Assets
                 Non-capital loss carry forward               $        2,373
                 Valuation allowance                                  (2,373)
                                                               -------------
                                                              $            -
                                                              ==============

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely than not to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

Note 6        Corporation Income Tax Losses
              -----------------------------
              No provision for income taxes has been provided in these financial statements due to the net loss. At February 28, 2005, the Company has accumulated non-capital losses totaling $16,521, which is available to reduce taxable income in future taxation years. These losses expire beginning in 2025.

Note 7        New Accounting Standards
              ------------------------
              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 8        Non-Cash Transactions
              ---------------------
              Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows. A director of the Company has provided management services and office premises with a fair value of $2,000 and $1,000, respectively, at no charge to the Company. The fair value has been recorded as contributed surplus. These transactions were excluded from the financing section of the statement of cash flows.

Note 9        Subsequent Event
              ----------------
              The Company intends to file a Form SB-2 Registration Statement prospectus with the United States Securities and Exchange Commission to qualify for the sale by existing shareholders of up to 5,700,000 common shares at an offering price of $0.10 per share. The Company will not receive any proceeds from this offering as these shares have already been issued.

                               NOVA RESOURCES INC.

                        (A Pre-exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                November 30, 2005

                             (Stated in US Dollars)

                                   (Unaudited)

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                             INTERIM BALANCE SHEETS
                     November 30, 2005 and February 28, 2005
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                      November 30,        February 28,
                                                       ASSETS                             2005                2005
                                                       ------                             ----                ----
Current
    Cash                                                                           $         20,226    $         40,279
                                                                                   ================    ================

                                                       LIABILITIES

Current
    Accounts payable and accrued liabilities                                       $          8,328    $          8,400
    Advance payable                                                                               -                 800
                                                                                   ----------------    ----------------

                                                                                              8,328               9,200
                                                                                   ----------------    ----------------

                                                  STOCKHOLDERS' EQUITY

Capital stock
    Authorized:
      75,000,000 common shares, par value $0.001 per share
    Issued and outstanding:
      8,200,000 common shares (February 28, 2005: 8,200,000)                                  8,200               8,200
Additional paid in capital - Note 4                                                          48,450              41,700
Deficit accumulated during the pre-exploration stage                                        (44,752)            (18,821)
                                                                                   ----------------    ----------------

                                                                                             11,898              31,079
                                                                                   ----------------    ----------------

                                                                                   $         20,226    $         40,279
                                                                                   ================    ================

                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
                       for the three and nine months ended
              November 30, 2005 and for the period November 4, 2004
                (Date of Inception) to November 30, 2005 and 2004
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                     November 4,       November 4,
                                                Three months       Nine months      2004 (Date of     2004 (Date of
                                                   ended              ended         Inception) to     Inception) to
                                                November 30,      November 30,      November 30,       November 30,
                                                    2005              2005              2004               2005
                                                    ----              ----              ----               ----
Expenses
    Accounting and audit fees                $         3,251    $         6,751   $             -   $        12,351
    Bank charges                                          95                240                 7               461
    Filing                                               390              2,560                 -             2,760
    Legal fees                                             -              4,530                 -             5,830
    Management fees - Note 3                           1,500              4,500                 -             6,500
    Mineral property costs                                 -              5,000                 -            12,000
    Organization costs                                     -                  -             1,500             1,500
    Office and miscellaneous- Note 3                     850              2,350                 -             3,350
                                             ---------------    ---------------   ---------------   ---------------

Net loss for the period                      $        (6,086)   $       (25,931)  $        (1,507)  $       (44,752)
                                             ===============    ===============   ===============   ===============

Basic and diluted loss per share             $         (0.00)   $         (0.00)  $         (0.00)
                                             ===============    ===============   ===============

Weighted    average    number    of   shares       8,200,000          8,200,000                 -
outstanding                                  ===============    ===============   ===============


                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                        INTERIM STATEMENTS OF CASH FLOWS
                       for the nine months ended November
              30, 2005 and for the period November 4, 2004 (Date of
                    Inception) to November 30, 2005 and 2004
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                     November 4,         November 4,
                                                                  Nine months       2004 (Date of       2004 (Date of
                                                                     ended          Inception) to       Inception) to
                                                                 November 30,        November 30,       November 30,
                                                                     2005                2004               2005
                                                                     ----                ----               ----
Cash Flows used in Operating Activities
    Net loss for the period                                   $         (25,931)  $          (1,507) $        (44,752)
    Non-cash administration expense                                       6,750                   -             9,750
    Changes in non-cash working capital balances
     related to operations
       Accounts payable and accrued liabilities                             (72)              1,500             8,328
       Advances payable                                                    (800)                  -                 -
                                                              -----------------   -----------------  ----------------

Net cash used in operating activities                                   (20,053)                 (7)          (26,674)
                                                              -----------------   -----------------  ----------------

Financing Activity
    Issuance of common shares                                                 -               2,500            46,900
                                                              -----------------   -----------------  ----------------

Increase (decrease) in cash during the period                           (20,053)              2,493            20,226

Cash, beginning of period                                                40,279                   -                 -
                                                              -----------------   -----------------  ----------------

Cash, end of period                                           $          20,226   $           2,493  $         20,226
                                                              =================   =================  ================


Non-cash transactions - Note 4

                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
                           for the period November 4,
                  2004 (Date of Inception) to November 30, 2005
                             (Stated in US Dollars)
                                   (Unaudited)

                                                                                                     Deficit
                                                                                                   Accumulated
                                                                                 Additional         During the
                                                    Common Shares                 Paid-in        Pre-exploration
                                          -----------------------------------
                                               Number          Par Value          Capital             Stage              Total
                                               ------          ---------          -------             -----              -----
  Capital stock issued for cash
                           - at $0.001          4,900,000  $         4,900   $             -    $              -   $        4,900
                           - at $0.01           3,200,000            3,200            28,800                   -           32,000
                           - at $0.10             100,000              100             9,900                   -           10,000
  Donated services and rent                             -                -             3,000                   -            3,000
  Net loss for the period                               -                -                 -             (18,821)         (18,821)
                                          ---------------  ---------------   ---------------    ----------------   ---------------

  Balance, February 28, 2005                    8,200,000            8,200            41,700             (18,821)          31,079

  Donated services and rent                             -                -             6,750                   -            6,750
  Net loss for the period                               -                -                 -             (25,931)         (25,931)
                                          ---------------  ---------------   ---------------    ----------------   ---------------

  Balance, November 30, 2005                    8,200,000  $         8,200   $        48,450    $        (44,752)  $       11,898
                                          ===============  ===============   ===============    ================   ===============

                             SEE ACCOMPANYING NOTES

                               NOVA RESOURCES INC.
                        (A Pre-exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                November 30, 2005
                             (Stated in US Dollars)
                                   (Unaudited)


Note 1        Interim Financial Statements

              While the information presented in the accompanying nine months to November 30, 2005 interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the Company's February 28, 2005 financial statements.

              Operating results for the nine months ended November 30, 2005 are not necessarily indicative of the results that can be expected for the year ending February 28, 2006.

Note 2        Continuance of Operations

              These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At November 30, 2005, the Company had not yet achieved profitable operations, has accumulated losses of $44,752 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

              The Company was incorporated in the State of Nevada on November 4, 2004.

              The Company filed a Form SB-2 Registration Statement prospectus with the United States Securities and Exchange Commission to qualify for the sale by existing shareholders of up to 5,700,000 common shares at an offering price of $0.10 per share. The Company will not receive any proceeds from this offering as these shares have already been issued.

Nova Resources Inc.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
November 30, 2005
(Stated in US Dollars)
(Unaudited) - Page 2



Note 3        Related Party Transactions

              The President and director of the Company has provided management services and office premises at no charge. The fair value of these services has been recorded as additional paid-in capital as follows:

                                                                               November 4,        November 4,
                                          Three months      Nine months       2004 (Date of      2004 (Date of
                                             ended             ended          Inception) to      Inception) to
                                          November 30,      November 30,       November 30,       November 30,
                                              2005              2005               2004               2005
                                              ----              ----               ----               ----
             Management fees            $         1,500  $         4,500    $               - $           6,500
             Rent                                   750            2,250                    -             3,250
                                        ---------------  ---------------    ----------------- -----------------

                                        $         2,250  $         6,750    $               - $           9,750
                                        ===============  ===============    ================= =================

              These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

Note 4        Non-cash Transactions

              Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the nine months ended November 30, 2005, a director of the Company has provided management services and office premises with a fair value of $4,500 and $2,250, respectively, at no charge to the Company. The fair value has been recorded as additional paid-in capital. These transactions were excluded from the statements of cash flows.

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officer and director are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1)      a willful  failure  to  deal  fairly  with  the company or its
                  shareholders   in  connection  with  a  matter  in  which  the
                  director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the d irector derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)     such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $     67.09
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  8,000.00
Legal fees and expenses                                     $ 15,000.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                        $25,567.09
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales of Unregistered Securities

We completed an offering of 2,500,000 shares of our common stock at a price of $0.001 per share to our president, Alexander James Craven, on November 11, 2004. The total amount received from this offering was $2,500. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,400,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on December 6, 2004. The total amount received from this offering was $2,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Anthony M. Killarney                 400,000
          Grant Connors                        400,000
          Sara Jane Allison                    400,000
          Paul Watson                          400,000
          Clair Booth                          400,000
          Patrick Sweeney                      400,000

We completed an offering of 3,200,000 shares of our common stock at a price of $0.01 per share to a total of 22 shareholders on January 19, 2005. The total amount received from this offering was $32,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Damien Sean Kaighin                  200,000
          Robert Andrew Chapman                200,000
          Kerrie Victoria Kurlandzki           100,000
          Lisa Jayne Driffill                  150,000
          Ian George Ashmore                   200,000
          Bernadette Mary Jones                150,000
          Robert John Smith                    100,000
          Alexander Mannion                    100,000
          Emma Jane Barnsley                   150,000
          Justin Smith                         200,000
          Matthew Thomas                       150,000
          Catherine Ann Carter                 150,000
          Wayne Smith                          100,000
          Nicholas Steven Howard               150,000
          Andrew James Clark                   150,000
          Wesley Thornton                      100,000
          Brian Walton                         100,000
          Ian Douglas Parks                    150,000
          Samantha Carol Gall                  100,000
          Philip George Wright                 200,000
          Robyn Elizabeth Vardey               150,000
          Matthew John Worrall                 150,000

We completed an offering of 100,000 shares of our common stock at a price of $0.10 per share to a total of 5 shareholders on January 31, 2005. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Marcus James Couatt                   20,000
          Oliver Geoffrey Wilson                20,000
          Rachel Elizabeth Neve                 20,000
          Alan McHugh                           20,000
          Heather Brown                         20,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                               Exhibits

Exhibit
Number    Description

  3.1*    Articles of Incorporation
  3.2*    Bylaws
  5.1     Legal opinion of Batcher, Zarcone & Baker, LLP
 10.1*    Mineral Property Purchase Agreement dated January 25, 2005
 23.1     Consent of Amisano Hanson, Chartered Accountants
 23.2**   Consent of Glen Macdonald, with consent to use
 99.1**   Location map

*  filed as an exhibit to our SB-2 registration statement filed on June
   10, 2005

** filed an an exhibit to our SB-2 registration statement filed on August 19, 2005

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

 (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

 (iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a property for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Sheffield, England on March 9, 2006.

                                            Nova Resources Inc.

                                            By:/s/ Alexander James Craven
                                            ------------------------------
                                            Alexander James Craven
                                            President, Chief Executive Officer,
                                            Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                     CAPACITY IN WHICH SIGNED         DATE

/s/ Alexander James Craven    President, CEO                   March 9, 2006
-----------------------       Secretary, Treasurer,
Alexander James Craven        Principal Accounting
                              Officer, Principal Financial
                              Officer and Director